Exhibit 10.33

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made and entered into as of April 21, 2003 (the “Effective Date”), by and between SPI HO II ASSOCIATES, L.P., a California limited partnership, as to an undivided 20.83% interest, SPI/TSA ARROWHEAD, LLC, an Arizona limited liability company, as to an undivided 15.67% interest, SPI/TSA CHULA VISTA L.P., a California limited partnership, as to an undivided 33% interest, and SPI/BRAINTREE UNIT 5 LIMITED PARTNERSHIP, a Massachusetts limited partnership, as to an undivided 30.50% interest (collectively “Seller”), and POWER INTEGRATIONS, INC., a Delaware corporation (“Buyer”).

RECITALS

A. Seller is the owner of that certain real property and improvements located in Hellyer Oaks Technology Park, commonly known as 5245 Hellyer Avenue and 5265 Hellyer Avenue, San Jose, California, and legally described as Parcel A in that certain parcel map filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on April 15, 2003 in Book 759 of Maps, at Pages 43 and 44 (the “Parcel Map”). Such real property, as further described in Section 1 below is referred to herein as the “Property”.

B. Seller acquired the Property in 2001, and prior to such acquisition, Buyer had leased the entire Property pursuant to that certain lease dated as of December 29, 1999 between Buyer as Lessee and Seller’s predecessor in interest, Lincoln-RECP Hellyer OPCO, L.L.C. as the lessor, which lease as subsequently amended is referred to herein as the “1999 Lease”. All right, title and interest of the lessor under the 1999 Lease was assigned to Seller concurrently with Seller’s acquisition of the Property in 2001 and is currently held by Seller.

C. Seller desires to sell to Buyer the Property and to assign Seller’s interest in and to the 1999 Lease to Buyer, or concurrently with the close of escrow hereunder to terminate the 1999 Lease, and Buyer desires to complete such transaction with Seller, all upon and subject to the terms and conditions of this Agreement.

D. The Property is encumbered by a loan secured by a deed of trust in favor of Metropolitan Life Insurance Company (“MetLife”) To consummate this purchase and sale transaction and accomplish the conveyance of the Property to Buyer free and clear of the MetLife encumbrance, MetLife will require the payment of a prepayment fee, as described below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the parties hereto agree as follows:

AGREEMENT

1. Purchase and Sale. Upon and subject to the following terms and conditions, Seller agrees to sell to Buyer, and Buyer agrees to purchase and accept from Seller, the following real and personal property (collectively, the “Property”); (a) that certain real property described in Recital A above, and all rights appurtenant thereto ( the “Land”); (b) the buildings and improvements located on the Land (the “Improvements”); (c) Seller’s interest in the 1999 Lease; (d) all furniture, equipment and other personal property located on or used in connection with the Land and Improvements (the “Personal Property”); and (e) to the extent that they are assignable, all right, title and interest of Seller, if any, in any licenses, franchises, permits and warranties relating to the ownership and operation of the Land and Improvements, including any and all claims Seller may have under the agreement by which Seller acquired the Property in 2001 and all other intangible property benefiting the Property (the “Intangibles”).

2. Escrow. Within three (3) business days after the Effective Date, Buyer and Seller shall open an escrow (“Escrow”) with First American Title Guaranty Company, 1850 Mt. Diablo Blvd., Suite 300, Walnut Creek, California 94596 (“Escrow Holder”) by delivering a fully executed copy of this Agreement to Escrow Holder. Concurrent therewith, Buyer shall deposit into escrow the Deposit (as defined in Section 3). This Agreement shall also constitute instructions to Escrow Holder. If Escrow Holder requires separate or additional escrow instructions (“Additional Instructions”), Seller and Buyer agree to promptly execute and deliver Additional Instructions to Escrow Holder, provided the Additional Instructions are consistent with the provisions of this Agreement. If there is any conflict or inconsistency between the terms and conditions of this Agreement and the Additional Instructions, this Agreement shall govern unless the Additional Instructions are jointly executed by both Buyer and Seller, and specifically state that one or more of the provisions of the Additional Instructions shall govern. The Additional Instructions shall not be deemed to modify or amend the provisions of this Agreement unless Buyer and Seller so agree specifically in writing.

3. Closing of Escrow. Subject to the satisfaction of all conditions precedent to the Closing of Escrow (as defined in this Section 3) as set forth in this Agreement, the closing (“Closing”) of the purchase and sale of the Property shall take place through Escrow on or before September 30, 2003, subject to extension as provided in Section 5.1.4 below. The actual date for the Closing shall be selected by Seller upon at least seven (7) business days notice to Buyer. The date so established as the date for Closing of Escrow is referred to herein as the “Closing Date”. The term “Closing of Escrow” or “Close of Escrow” shall refer to the date on which Seller’s grant deed conveying fee simple title to the Property is recorded in the Official Records of Santa Clara County. Escrow Holder shall make all filings and otherwise take all actions as may be necessary to comply with Section 18662 of the California Revenue and Taxation Code. Seller shall provide such affidavits as may be required to avoid withholding of any portion of the Purchase Price as is otherwise required to be withheld under applicable law or, if Seller is unable or unwilling to provide such affidavits, Seller authorizes Escrow Holder to withhold such portion of the Purchase Price as is required to comply with any such laws.

4. Purchase Price. The Purchase Price for the Property (“Purchase Price”) shall be Thirty Million One Hundred Fifty Thousand Dollars ($30,150,000). The Purchase Price shall be payable as follows:

4.1. Deposit. Concurrent with the opening of escrow, Buyer shall make a deposit of Three Million Fifteen Thousand Dollars ($3,015,000) (the “Deposit”) into Escrow. Escrow Holder shall place the Deposit in an interest-bearing account having no penalty for early withdrawal. The Deposit shall remain in escrow until the Close of Escrow or termination of this Agreement, and all interest earned in such account shall be credited to Buyer and shall become a part of the Deposit. If Buyer gives the Approval Notice (as defined in Section 5.3) and this Agreement is not terminated pursuant to the title and survey review process set forth in Section 5.1, the Deposit shall become non-refundable, except upon a termination of this Agreement due to the failure of one of Buyer’s conditions to Closing set forth in this Agreement, or upon a default by Seller, in which case the Deposit shall immediately be released to Buyer by Escrow Holder. At Close of Escrow, the Deposit shall be credited against the Purchase Price. Should escrow fail to close due to a default of Buyer, the Deposit shall immediately be released to Seller by Escrow Holder, and shall be retained by Seller as liquidated damages for Buyer’s default, as provided in Section 8.2

4.2. Payment of Balance of Purchase Price. At least one business day prior to the Closing Date, Buyer shall deposit into Escrow in cash or other immediately available funds the Purchase Price, less the Deposit, plus Buyer’s closing costs and prorations in the amount determined by Escrow Holder.

5. Buyer’s Investigation.

5.1. Condition of Title. Title to the Property shall be conveyed by Seller to Buyer by grant deed (the “Deed”), subject to no exceptions to title of any kind or character other than (i) a lien to secure payment of real estate taxes and assessments not delinquent; and (ii) exceptions which are approved by Buyer in writing as provided in this Section 5.1, below. Prior to executing this Agreement, Buyer received from Escrow Holder a proforma title report dated as of March 21, 2003 (First American Title Order No. NCS-11880-SC (MH)) (the “Title Report”). Prior to its execution of this Agreement Buyer has ordered from Kier & Wright, at Buyer’s sole expense, a current ALTA survey showing the Property as subdivided pursuant to the Parcel Map (the “Survey”), containing the most recently announced “minimum standard detail requirements” adopted by the American Land Title Association (“ALTA”), to be certified to Buyer and any other parties designated by Buyer. Kier & Wright has stated that it expects to deliver the Survey to Buyer on or before April 23, 2003. Buyer acknowledges that Seller has provided Buyer with a copy of a site map of the Property and the adjacent property to be retained by Seller. Such site map, dated February 12, 2003 and prepared, by Kier & Wright is referred to herein as the “Site Map”.

5.1.1. Within three (3) business days after Buyer’s receipt of the Survey, but in no event later than May 15, 2003, Buyer shall notify Seller in writing of any exceptions to title or matters disclosed by the Title Report and the Survey which are unacceptable to Buyer (the “Disapproval Notice”). Within three (3) days after receipt of the Disapproval Notice, Seller shall notify Buyer in writing whether or not Seller will remove or remedy any items noted in the Disapproval Notice; provided that if Seller does not respond, Seller shall be deemed to have notified Buyer that Seller will not remove or remedy any items. To the extent Seller agrees to remove or remedy any items noted in the Disapproval Notice, Seller shall cause removal of such disapproved exceptions from title before Closing, taking such action, at Seller’s sole cost and expense, as may be necessary so to do. As a condition to the Closing for the benefit of Buyer, Seller hereby covenants and agrees that all deeds of trust, mortgages or other similar monetary encumbrances (except for nondelinquent real property taxes and assessments), shall be removed of record from the Property by Seller prior to or at the Closing at Seller’s sole cost and expense.

5.1.2. If Seller does not agree to remove or remedy any issues noted in the Disapproval Notice, then at Buyer’s sole election, to be made in writing within the first to occur of two (2) business days after receipt of Seller’s written response to the Disapproval Notice or five (5) business days after Buyer has given the Disapproval Notice, either (i) this Agreement shall terminate and the Deposit shall be immediately returned to Buyer by Escrow Holder, or (ii) Buyer shall agree to purchase the Property subject to the matters described in the Disapproval Notice. If Buyer does not respond within the applicable time period, Buyer shall be deemed to have elected to waive the matters that Seller did not agree to remove or remedy. The exceptions to title and survey matters that are approved or deemed approved as described and determined in this Section 5.1 are referred to herein as the “Permitted Exceptions”.

5.1.3. If this Agreement is terminated pursuant to the foregoing provisions of this Section 5.1, the Escrow Holder shall immediately return the Deposit to Buyer.

5.1.4. If Buyer has not delivered to Seller the Disapproval Notice on or before April 30, 2003, or confirmed to Seller prior to such date that Buyer has no objections to the exceptions to title or matters disclosed by the Title Report and the Survey, then the September 30, 2003 date referenced in Section 3 above shall be extended by one day for each day after April 30 until the date Buyer delivers to Seller the Disapproval Notice or Buyer confirms to Seller that Buyer has no such objections.

5.2. Materials. Prior to the Effective Date, Seller provided to Buyer copies of the following to the extent the same are in Seller’s possession or control: (i) building permits and service contracts, (ii) site plan, (iii) environmental reports and/or soils reports, (iv) certificates of occupancy, zoning letters and similar documents, (v) recent tax bills relating to the Property, (vi) a copy of the Parcel Map and any and all conditions for approval of the same, and (vii) to the extent not listed above, any and all of the documents and information listed on Exhibit A attached hereto (collectively referred to herein as the “Materials”).

5.3. Feasibility; Approval of Property. During the period ending at 5:00 p.m. on April 25, 2003 (the “Feasibility Period”), Buyer shall conduct such feasibility and due diligence investigations of the Property as Buyer desires, including its review of the Materials and any other items that Buyer deemed necessary or appropriate relating to the ownership and operation of the Property in its sole and absolute discretion; provided however that Buyer’s Title and Survey review shall be governed by Section 5.1, above. On or before the expiration of the Feasibility Period, Buyer shall have provided written notice to Seller that Buyer has approved its feasibility studies (the “Approval Notice”). Buyer’s failure to provide an Approval Notice on or before the expiration of the Feasibility Period shall be deemed Buyer’s disapproval of the condition of the Property, in which case this Agreement shall automatically terminate and the Escrow Holder shall immediately return the Deposit to Buyer.

5.4. Materials and Reports. Seller shall assign to Buyer at the Closing, without representation or warranty of any kind, Seller’s interests in the Materials. If this Agreement is terminated for any reason whatsoever, Buyer agrees to promptly return to Seller the Materials, and provided this Agreement has not terminated due to Seller’s default, Buyer shall also turn over to Seller, within ten (10) days of any such termination, copies of all non-confidential studies and reports prepared by or for Buyer with respect to the Property. Buyer agrees to keep all of the information and reports obtained from Seller or relating to the Property or the transaction contemplated by this Agreement confidential, and shall not disclose any such confidential information to any other person or entity prior to the Closing without the prior written consent of Seller; provided however that Buyer may disclose such information to its employees, counsel and consultants.

5.5 1999 Lease. Buyer represents and warrants to Seller that as of the date of Buyer’s execution of this Agreement, Buyer has no knowledge of any claims that Buyer may have against Seller arising from or relating to the 1999 Lease. As used herein, the “knowledge” of Buyer shall mean the actual current knowledge of Clifford Walker, without duty of investigation or inquiry.

6. Representations and Warranties of Seller. Seller hereby represents and warrants to, and covenants with Buyer, as follows:

6.1. Income Tax Information. Seller represents and warrants to Buyer that Seller is not a “foreign person” but is a “United States person” as such terms are defined in Sections 1445 and 7701 of the Internal Revenue Code of 1986 as amended. In connection therewith, Seller shall deliver to Escrow Holder for delivery to Buyer at the Closing an Affidavit confirming the foregoing tax information.

6.2. Authority of Seller. Seller has the full right, power and authority to enter into and perform this Agreement and the persons executing this Agreement on behalf of the Seller are duly authorized to execute and deliver this Agreement and the documents reasonably necessary to effect the transactions contemplated by this Agreement.

6.3. Hazardous Materials. Seller has no actual knowledge of (i) the presence of any Hazardous Materials (as defined below) in, on or under the Property, and (ii) any receipt by Seller of any notice of litigation, proceedings or investigations before any administrative agency in which the presence, release, placement, generation, transportation, storage, treatment or disposal in, on or under the Property, of any Hazardous Materials has been alleged. As used herein, “Hazardous Materials” shall mean shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to, those substances, materials or wastes regulated now or in the future under any federal, state or local law or regulation applicable to the Property. Hazardous Materials shall also mean any and all materials and wastes which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste.

6.4. Bankruptcy, etc. Seller has no actual knowledge of any attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws filed by Seller or pending against Seller or the Property, nor does Seller contemplate filing any of the foregoing.

6.5. Proceedings. Seller has not received notice of any suit, action, legal or other proceeding pending, or to Seller’s knowledge, threatened, which affects the Property. Seller has not received notice of any condemnation or similar proceedings having been instituted or threatened against the Property or any part thereof, nor, to Seller’s knowledge without investigation, is any such proceeding threatened or contemplated of which Seller has not received formal notice. Seller has not initiated any appeal of the property taxes or assessments.

6.6 Leases. The 1999 Lease is the only lease of the Property. At the time that Seller purchased the Property, Buyer disclosed to Seller that Buyer had subleased a portion of the Property to WinCom Systems pursuant to a sublease effective May 10, 2001 (the “Sublease”). and is in full force and effect.

6.7 Agreements. Seller has no contracts, agreements or understandings with any party with respect to services and supplies to the Property which are not cancelable as of the Closing Date, and the management agreement relating to the Property will terminate and be fully paid through the Closing Date.

6.8 Materials. To Seller’s knowledge, all of the Materials delivered by Seller to Buyer represent complete copies of such Materials as contained in Seller’s files.

6.9 2001 Purchase. Except for the Declaration described in Section 9.2 below and the Amendment referenced in Section 9.2, there are no obligations of Seller arising from Seller’s 2001 purchase of the Property from Lincoln-RECP Hellyer OPCO, L.L.C. that would be binding upon Buyer or the Property after the Close of Escrow.

The foregoing representations and warranties made in this Agreement to Seller’s knowledge are limited to the actual knowledge of Richard Squires and Dennis Wong, without duty of inquiry or investigation. The foregoing representations and warranties, and any other representations and warranties of Seller contained in this Agreement shall be materially true and correct on and as of the date of this Agreement, on and as of the end of the Feasibility Period, and on and as of the date of the Closing. Seller shall deliver a certificate at the Close of Escrow pursuant to which Seller shall re-certify the foregoing representations and warranties to Buyer at

Closing, and said representations and warranties shall survive the Closing for a period of nine (9) months. If Seller learns prior to the Closing that any of Seller’s representations or warranties contained in this Agreement have become untrue or incorrect in any material respect, then within three (3) days of Seller’s discovery of any such facts or circumstances, Seller shall notify Buyer of the information or facts making Seller’s representation or warranty set forth in this Agreement untrue or incorrect (a “Warranty Disclosure”). Buyer shall have until five (5) business days after the receipt of a Warranty Disclosure to either approve or disapprove such Warranty Disclosure. If Buyer disapproves such Warranty Disclosure within such period, then Buyer shall be entitled to terminate this Agreement by providing written notice of such termination to Seller, in which case Escrow Holder shall immediately return the Deposit to Buyer. Seller shall have no liability to Buyer with respect to such change in Seller’s representations and warranties unless the representation was false when made or unless the change to the underlying facts causing the representation or warranty to become untrue is due to a breach of this Agreement or any act or omission of Seller.

7. Title Policy. At the Closing, Escrow Holder shall be committed to deliver to Buyer an extended American Land Title Association owner’s policy of title insurance on the 1970 form, together with any endorsements reasonably requested by Buyer. The form of title policy that Buyer elects to obtain is referred to herein as the “Title Policy”. The Title Policy shall be dated as of the Closing Date, insure Buyer in an amount equal to the Purchase Price, and show title to the Property vested in Buyer subject only to the Permitted Exceptions.

8. Escrow Cancellation; Disposition of Deposit on Default. If either party defaults with respect to its obligations hereunder, or if Escrow is not in a condition to close by the agreed Closing Date, Escrow Holder shall continue to comply with the instructions contained herein until a written demand has been made by a party entitled to do so for the cancellation of Escrow, as described below. Escrow Holder shall notify the other party of any such demand.

8.1. Termination for other than a Buyer Default. If the Closing of Escrow fails to occur due to Seller’s default hereunder or a failure of one of the conditions to Closing set forth in Sections 9.1 or 9.2, Buyer shall be entitled to the immediate refund of the Deposit, together with all interest accrued thereon, and shall have all rights and remedies at law and in equity against Seller for such default.

8.2. Liquidated Damages if Buyer Defaults. BUYER AND SELLER AGREE THAT IF BUYER FAILS IN ITS OBLIGATION TO PURCHASE THE PROPERTY AS REQUIRED AND IF SUCH FAILURE CONTINUES FOR FIVE (5) DAYS AFTER WRITTEN NOTICE TO BUYER, BUYER SHALL BE DEEMED IN DEFAULT UNDER THIS AGREEMENT. IN SUCH EVENT, THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE, IN THE EVENT OF SUCH A DEFAULT BY BUYER, THE DEPOSIT SHALL SERVE AS LIQUIDATED DAMAGES FOR SUCH DEFAULT BY BUYER, AS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER FOR SUCH DEFAULT BY BUYER, INCLUDING WITHOUT LIMITATION SELLER’S CONTINUING OBLIGATION TO PAY THE PREPAYMENT FEE. DELIVERY TO AND RETENTION OF THE DEPOSIT

BY SELLER SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT THAT BUYER DEFAULTS IN ITS OBLIGATION TO PURCHASE THE PROPERTY, AND SELLER WAIVES ALL OTHER RIGHTS OR REMEDIES AGAINST BUYER, INCLUDING WITHOUT LIMITATION, SPECIFIC PERFORMANCE. THE PAYMENT AND RETENTION OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. UPON ANY SUCH DEFAULT BY BUYER HEREUNDER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF SELLER TO RETAIN SUCH LIQUIDATED DAMAGES AND SELLER’S RIGHT TO RECOVER ATTORNEYS’ FEES PURSUANT TO SECTION 19.2 IN THE EVENT THE DEPOSIT IS NOT PROMPTLY RELEASED TO SELLER.

BUYER’S INITIALS: CW/JC              SELLER’S INITIALS: DW

9. Conditions to Closing of Escrow.

9.1 Amendment to Declaration. The Property is currently governed by that certain Declaration of Covenants, Conditions and Restrictions Running with the Land, dated August 31, 2001, and recorded September 14, 2001, as Document No. 15869542 in the Official Records of Santa Clara County (the “Declaration”). The Property is a portion of the real property identified as Parcel II in the Declaration. While the Declaration does not prohibit the subdivision of Parcel II and the transaction herein that would create additional “Owners” as defined in the Declaration, certain provisions in the Declaration establish rights and obligations of said Parcel II that must be allocated between the Property and the remainder parcel to be established upon recordation of the Parcel Map. Such allocation of rights and obligations shall be established by an amendment to the Declaration (the “Amendment”) to be recorded by Seller prior to the Close of Escrow. Seller has provided Buyer with a draft of the proposed Amendment, a copy of which is attached as Exhibit B, which Buyer hereby acknowledges that it has approved. Buyer acknowledges that the form of the Amendment must be approved by LINCOLN-RECP HELLYER OPCO, LLC and MetLife, each of whom may suggest modifications thereto. While each has approved a prior draft of the Amendment, if either suggest modifications, Seller shall submit such modifications to Buyer for Buyer’s approval, which shall not be unreasonably withheld, and which shall be deemed given unless notice of objection to the modifications is given by Buyer within three (3) business days of Buyer’s receipt of the modifications. Seller shall exercise commercially reasonable efforts to obtain LINCOLN-RECP HELLYER OPCO, LLC’s and MetLife’s final approval of the Amendment, and such approval shall be a condition to the Closing for the benefit of both Buyer and Seller.

9.2. Buyer’s Conditions to Closing of Escrow. The obligation of Buyer to purchase the Property under this Agreement is conditioned upon and subject to the satisfaction, or written waiver by Buyer, on or before the Closing Date, of all the conditions precedent set forth below in this Section 9.2, which conditions are for the exclusive benefit of Buyer. Should any such condition not be so satisfied or waived by Buyer, then Buyer may elect to terminate this Agreement and the Escrow, in which event the provisions of Section 8.1 shall apply. The conditions precedent to Buyer’s obligation to purchase the Property are as follows:

9.2.1. Title Policy. Escrow Holder is prepared to issue the Title Policy, subject only to the matters described in Section 7;

9.2.2. Performance. Seller has performed all of the material obligations required of Seller under this Agreement; and

9.2.3. Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date.

9.3. Seller’s Conditions to Closing of Escrow. The obligation of Seller to sell the Property under this Agreement is conditioned upon and subject to (a) the representations and warranties of Buyer set forth in this Agreement being true and correct in all material respects as of the Closing Date; and (b) Buyer delivering the Deposit to Escrow as herein provided and Buyer delivering the balance of the Purchase Price to Escrow at least one business day prior to the Closing Date.

10. As-Is Purchase; Release.

10.1 Condition of Property; Purchase “As-Is”. Buyer specifically acknowledges, represents and warrants that prior to Closing, it and its agents and representatives will have thoroughly inspected the Property and observed the physical characteristics and condition of the Property. Buyer acknowledges, agrees and represents that, except for the representations and warranties of Seller in this Agreement, the Property is to be purchased, conveyed and accepted by Buyer in its present condition, “AS IS”, “WHERE IS” AND WITH ALL FAULTS, and that no patent or latent defect or deficiency in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof. Subject to the representations and warranties of Seller in this Agreement, any and all information and documents furnished to Buyer by or on behalf of Seller relating to the Property shall be deemed furnished as a courtesy to Buyer but without any warranty of any kind from or on behalf of Seller. Buyer expressly acknowledges and agrees that, except as expressly provided in Section 6 above, Buyer is not relying on any representation or warranty of Seller, nor any member partner, officer, employee, attorney, property manager, agent or broker of Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer.

10.2 Release. Buyer agrees that, effective as of the Close of Escrow, each of Seller, Seller’s partners or members, as the case may be, and each of their partners, members, trustees, directors, officers, employees, representatives, property managers, asset managers, agents, attorneys, affiliated and related entities, heirs, successors and assigns (collectively, the “Releasees”) shall be, and are hereby, fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, attorneys’ fees, consultants’ fees and costs and experts’ fees (collectively, the “Claims”), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property including, without limitation, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (i) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Property regardless of when such Hazardous Materials were first introduced in, on or about the Property, (ii) any patent or latent defects or deficiencies with respect to the Property, (iii) any and all matters related to the Property or any portion thereof, including without limitation, the condition and/or operation of the Property and each part thereof, and (iv) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property. Buyer hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal superfund laws, 42 U.S.C. Sections 9601 et seq. and California Health and Safety Code Sections 25300 et seq. (as such laws and statutes may be amended, supplemented or replaced from time to time), directly or indirectly, against the Releasees or their agents in connection with Claims described above and with respect to such Claims expressly waives the provisions of Section 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

and all similar provisions or rules of law. Buyer elects to and does assume all risk for such Claims heretofore and hereafter arising, whether now known or unknown by Buyer. Notwithstanding any provision of this Agreement to the contrary, the aforementioned release shall not include or be applicable to any Claims (i) arising out of the entry into or performance of this Agreement by Seller, (ii) arising from or relating to the 1999 Lease, (iii) directly resulting from or relating to a breach by Seller of any of the representations and warranties made by Seller in this Agreement, or (iv) arising from fraud committed by Seller (claims described in clauses (i) through (iv) above shall be referred to collectively herein as the “Unreleased Claims”), so long as (a) written notice of any such Unreleased Claim (in each instance) is received by Seller within nine (9) months after the Close of Escrow, and (b) if Buyer and Seller have not resolved such Unreleased Claim within three (3) months after the Unreleased Claim is first made upon Seller by Buyer, Buyer has filed suit thereon within one (1) month thereafter.

Seller and Buyer have each initialed this Section to further indicate their awareness and acceptance of each and every provision hereof. The provisions of Section 10.1 and this Section 10.2 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

BUYER’S INITIALS: CW/JC            SELLER’S INITIALS: DW

11. Prepayment Fee. The Property is currently encumbered by a deed of trust in favor of MetLife and Seller has committed in this Agreement to convey the Property to Buyer free and clear of the MetLife deed of trust. In order to release the Property from the lien of its deed of trust, MetLife has required that a prepayment fee be paid to it based on a yield maintenance formula (the “Prepayment Fee”). The actual amount of the Prepayment Fee will be established by MetLife as of the Closing Date and Seller shall be solely responsible for payment of the Prepayment Fee to MetLife.

12. Costs and Prorations.

12.1. Escrow and Other Costs. Seller shall pay the MetLife Prepayment Fee and any and all other costs required to remove any exceptions to title which are not Permitted Exceptions. Buyer and Seller shall each pay fifty percent (50%) of (i) all City transfer taxes, (ii) all escrow fees, (iii) all County transfer taxes, (iv) the costs of the Title Policy, and (v) all recording fees. Each party shall pay its own legal fees and wiring fees, if any. All other costs related to the transaction shall be paid by the parties in the manner consistent with common practice in similar transactions in Santa Clara County.

12.2. Taxes and Assessments. Taxes and assessments shall be prorated as of the Closing Date. Seller represents and warrants to Buyer that the projected taxes and assessments for the 2003-2004 fiscal year have been paid by Seller in conjunction with the approval and recording of the Parcel Map and Seller will be entitled to a credit for such payment for the period from the Close of Escrow through June 30, 2004. Buyer and Seller shall work with Escrow Holder to equitably allocate the property taxes and assessments between the Property and the remaining parcel which Seller will continue to own so that such taxes and assessments can be prorated by Escrow Holder for the Closing. Thereafter, as soon as practicable after the Closing, when information as to the actual allocation of taxes and assessments between such properties is completed by the Santa Clara County Assessor, Buyer and Seller shall jointly agree upon the correct and final prorations of property taxes and assessments and an adjusting payment shall be made by one party to the other to reflect the actual allocation and the proration based thereon.

12.3. Expenses. All operating expenses of the Property, if and to the extent not paid by Tenant pursuant to the 1999 Lease, shall be prorated as of the Closing Date. An initial proration shall be made by Escrow Holder for the Closing hereunder, based upon information provided by Buyer and Seller, and as soon as reasonably possible after the Closing, Buyer and Seller shall agree upon a reconciliation of such expenses and an adjusting payment shall thereupon be made by one party to the other; provided however that the final reconciliation as to real estate taxes and assessments shall be made upon completion of the final allocation and proration thereof pursuant to Section 12.2, and based thereon, a final adjusting payment shall be made by one party to the other.

12.4. 1999 Lease. Rent and operating expenses for the Property under the 1999 Lease shall be prorated as of the Closing Date. Furthermore, the obligations of Seller and Buyer under the 1999 Lease relating to periods after the Close of Escrow shall terminate as of the Close of Escrow. Buyer may elect at least five (5) days prior to the Closing Date whether to have the 1999 Lease terminate as of the Closing Date or whether, in light of the Sublease, to take an assignment of Seller’s interests in the 1999 Lease at Closing. If Buyer makes no election, Buyer shall be deemed to have elected to have the 1999 Lease terminate at Close of Escrow. Buyer shall prepare for review and approval by Seller, which approval shall not be unreasonably withheld, a form of lease termination or lease assignment, as the case may be, for execution by the parties at Close of Escrow.

13. Items to be Delivered at the Closing.

13.1. Seller’s Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following items:

13.1.1. The Title Policy;

13.1.2. The Deed, duly executed and acknowledged by Seller, in a form reasonably acceptable to both Buyer and Seller;

13.1.3. A bill of sale, duly executed by Seller, conveying all of Seller’s right, title and interest in and to the Personal Property to Buyer;

13.1.4. Two originals of the lease termination or the lease assignment, as described in Section 12.4, executed by Seller;

13.1.5. Two originals of an assignment of all Intangibles, as described in Section 1, in a form reasonably acceptable to both Buyer and Seller, executed by Seller;

13.1.6. If and as required by Escrow Holder, copies of resolutions or other appropriate evidence of Seller authorizing and approving the transactions contemplated by this Agreement and the authority of the parties on behalf of the entities comprising Seller to execute and deliver all documents required of Seller hereunder, and the performance of all the obligations of Seller hereunder.

13.1.7. To the extent same are in the possession or control of Seller, the originals, if available, otherwise photocopies, of all building permits, certificates of occupancy, zoning certificates and other governmental permits and licenses required in connection with the ownership, use, operation or maintenance of the Property.

13.1.8. To the extent same are in the possession and within the control of Seller, all architectural, engineering, mechanical, HVAC, electrical and landscaping plans, drawings and specifications, including “as built” plans and specifications for the improvements.

13.1.9. An affidavit or certificate that Seller is not a “foreign person” as defined by the Internal Revenue Code Section 1445, such affidavit or certificate to be in compliance with Section 1445(b)(2) of said Code, together with similar affidavits or certificates required under the California Revenue and Taxation Code.

13.1.10. A certificate updating Seller’s representations and warranties under Article 6, above, as of the Close of Escrow.

13.1.11. Other items reasonably requested by Escrow Holder or Buyer’s legal counsel as administrative requirements for consummating the Closing.

13.2. Buyer’s Deliveries. At least one business day prior to Closing, Buyer shall deliver to the Escrow Holder:

13.2.1. The remaining balance of the Purchase Price;

13.2.2. Two originals of the lease termination or the lease assignment, as described in Section 12.4, executed by Buyer;

13.2.3. Two originals of an assignment of Intangibles, executed by Buyer; and

13.2.4. Any other items reasonably requested by the Escrow Holder or Seller’s legal counsel as administrative requirements for consummating the Closing.

13.3 Possession. Possession of the Property shall be given to Buyer at the Closing, subject to the 1999 Lease and the Sublease thereunder. All risk of loss or damage with respect to the Property shall pass from Seller to Buyer at the Closing.

14. Brokers and Finders. Buyer and Seller agree that the execution of this Agreement was not induced or procured through any person, firm or corporation acting as a broker or finder, Each party agrees to indemnify, defend, protect and hold the other harmless from any damage, claim, liability or expense resulting from any claim by any person, firm or corporation based upon their having acted as a broker or finder for or in connection with this transaction on behalf of the indemnifying party.

15. Waiver, Consent and Remedies. Either party may specifically and expressly waive in writing any breach by the other party of any provision of this Agreement, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. A waiving party may at any time thereafter require further compliance by the other party with any breach so waived. The consent by one party to any act by the other for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or any similar acts in the future. No waiver or consent shall be implied from silence or any failure of a party to act, except as otherwise specified in this Agreement.

16. Condemnation and Casualty.

16.1. Condemnation. If any material portion of the Property, or any interest therein, is taken prior to the Closing as a result of condemnation (including the filing of any notice of intended condemnation or proceedings in the nature of eminent domain), at the election of Buyer by written notice to Seller, this Agreement and the Escrow shall be deemed immediately terminated and the entire award from the condemning authority shall be the sole property of Seller, and Buyer hereby irrevocably assigns to Seller all of Buyer’s right, title and interest in and to any and all such awards; provided, however, that if Buyer does not elect to terminate this Agreement and the Escrow, then, following the Closing, the entire award shall be payable to Buyer, and Seller shall assign all of its rights in any such award to Buyer. In the event of a taking of a portion of the Property that does not affect in a materially adverse manner Buyer’s continuing use of the Property, Buyer shall proceed with the purchase of the Property, in which event Buyer shall pay to Seller the full Purchase Price for the Property, and Buyer shall be entitled to the portion of the condemnation award allocable to the portion of the Property so taken.

16.2. Casualty. If the Property, or any part thereof, suffers “minor damage” (as hereinafter defined) following the Execution Date but prior to Closing from fire or other casualty, Seller may, at its option and without any obligation to do so, cause the same to be repaired prior to the Closing at Seller’s sole cost and expense. If Seller fails or refuses to repair any such minor damage prior to Closing, Buyer shall consummate the Closing, whereupon Seller’s rights, if any, in the proceeds of any insurance covering such damage shall be assigned to Buyer at Closing, Buyer shall receive a credit against the Purchase Price in the amount of the deductible, and there shall be no other reduction or abatement in the Purchase Price. If the Property, or any part thereof, suffers” major damage” (as hereinafter defined) prior to Closing from fire or other casualty, then Buyer may, as its sole remedy, either (i) terminate this Agreement, whereupon the Deposit, together with all interest accrued thereon, shall be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Agreement, or (ii) consummate the Closing, whereupon Seller’s rights, if any, in the proceeds of any insurance covering such damage shall be assigned to Buyer at Closing, Buyer shall receive a credit against the Purchase Price in the amount of the deductible, and there shall be no other reduction or abatement in the Purchase Price. For purposes of this Agreement, major damage shall mean damage or destruction, the cost of repairing which is One Million Dollars ($1,000,000) or more. Notwithstanding anything herein to the contrary, if Buyer, its agents, contractors or representatives damage the Property, then Buyer shall be responsible for repairing said damage and shall have no right to terminate this Agreement by virtue of said damage. Notwithstanding the foregoing, in the event of minor damage for which no insurance coverage is provided, or less than the full cost of the repair thereof is provided for by insurance covering such minor damage, Buyer shall consummate the Closing, and the Purchase Price shall be reduced by the cost of the necessary repairs to the extent not covered by insurance proceeds to be assigned to Buyer at the Closing.

17. Operations Pending Closing. Seller shall exercise diligent efforts to cause the Property to be maintained until Closing in good repair, normal wear and tear and damage by casualty excepted. Seller further agrees to maintain in full force and effect until the Closing Date all insurance policies of Seller currently in effect with respect to the Property.

18. Exchange. Seller shall have the right to designate a parcel or parcels of other real property (herein referred to as a “Seller Exchange Property”) which Seller wishes to exchange for the Property in an Internal Revenue Code Section 1031 tax-deferred exchange, or to otherwise participate in a Section 1031 tax-deferred exchange transaction. Buyer shall cooperate with Seller in effecting such an exchange, including, but not limited to, executing additional escrow instructions, documents, agreements and/or instruments prepared by or on behalf of Seller, provided that (i) Buyer shall not incur any additional liability, costs or financial obligations as a consequence of any such exchange, (ii) Buyer shall have no obligation to close on any Seller Exchange Property, and (iii) the Closing is not contingent on the consummation of any such exchange and there shall be no delay of the Closing.

19. Miscellaneous.

19.1. Successors and Assigns. Subject to Section 19.13 below, each and all of the covenants and conditions of this Agreement shall inure to the benefit of and shall be binding upon the respective heirs, executors, administrators, successors and assigns of Buyer and Seller.

19.2. Attorneys’ Fees. If any legal action is instituted between any two or more of Seller, Buyer or Escrow Holder in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party all of its costs and expenses, including court costs and reasonable attorneys’ fees.

19.3. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service (including overnight delivery such as Federal Express), or transmitted by facsimile with confirming copy by US mail, postage prepaid:

If to Seller:	SPI Holdings, LLC
550 California Street, Suite 600
Sacramento Street Tower
San Francisco, CA 94104
Attention: Dennis J. Wong
Tel: (415) 288-7900
Fax: (415) 391-9142

With a copy to:
SPI Holdings, LLC
4229 Cochran Chapel
Dallas, Texas 75209
Attention: Richard D. Squires
Tel: (214) 352-6200
Fax: (214) 352-6287

And a copy to:	Morgan, Miller Blair
1676 N. California Blvd., Suite 200
Walnut Creek, CA 94596
Attention: Gilbert C. Berkeley
Tel: (925) 937-3311
Fax: (925) 274-7511

If to Buyer:	Power Integrations, Inc.
5245-5265 Hellyer Avenue
San Jose, CA 95138
Attention: Clifford J. Walker
Tel: (408) 414-9608
Fax: (408) 414-9708

With a copy to:	Gray Cary Ware & Freidenrich LLP
400 Hamilton Avenue
Palo Alto, CA 94301
Attention: Austin E. Stewart, II
Tel: (650) 833-2250
Fax: (650) 833-2001

If to Escrow Holder:	First American Title Guaranty Company
1850 Mt. Diablo Blvd., Suite 300
Walnut Creek, CA 94596
Attention: Roni Sloan Loftin
Tel: (925) 927-2127
Fax: (925) 927-2180

Each notice shall be deemed delivered (i) on the date delivered if by personal delivery, and (ii) on the date of transmission by facsimile with confirmation. By giving to the other parties at least ten (10) days’ written notice, the parties to this Agreement and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address.

19.4. Gender and Name. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and plural shall be deemed to include one another, as appropriate.

19.5. Entire Agreement. This Agreement and its exhibits constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein. The provisions of this Agreement shall be construed fairly without consideration of which party had primary responsibility for the drafting of same.

19.6. Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

19.7. Time of Essence. Time is of the essence of every provision of this Agreement in which time is an element.

19.8. Governing Law. This Agreement is entered into in the State of California and shall be governed by and construed in accordance with the laws of California.

19.9. Invalidity of Provision. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by an arbitrator or a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the arbitrator or court, or the validity or enforceability of the Agreement as a whole.

19.10. Amendments. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in writing by both Buyer and Seller.

19.11. Counterparts. This Agreement may be executed in one or more counterparts, and each counterpart shall be deemed to be an original document. Delivery of the executed Agreement may be accomplished by facsimile transmission, and if so, the facsimile copy shall be deemed an executed original counterpart of the Agreement. All executed counterparts together shall constitute one and the same document, and any signature pages, including facsimile copies thereof, may be assembled to form a single original document.

19.12. Time References. In the event that the day on which Buyer or Seller is required to take any action under the terms of this Agreement is not a business day, such action shall be taken on the next succeeding business day. Whenever notice, approval or disapproval must be given to Escrow Holder and Escrow Holder is closed on the last day for taking such action, then the parties shall have until 5:00 p.m. Pacific Standard Time on the first following day Escrow Holder is open to take such action.

19.13. Assignment. This Agreement may not be assigned by Buyer without the prior written consent of Seller, which may be given or denied in Seller’s sole and absolute discretion. Notwithstanding the foregoing, Buyer shall have the unconditional right to transfer or assign its rights under this Agreement to (i) any person or entity which controls, is controlled by or is under common control with Buyer, or (ii) any entity which acquires all or substantially all of the assets or stock of Buyer. In the event of any assignment of this Agreement by Buyer, Buyer shall not be released or relieved of any of its obligations hereunder.

19.14. Limitation on Liability. Notwithstanding anything to the contrary contained in this Agreement, except for any claims arising with respect to matters covered by Section 12 of this Agreement: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer (including, without limitation, for any breach of any representation, warranty and/or covenant by Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Deed, the bill of sale and the assignment of Intangibles (collectively, the “Other Documents”), shall under no circumstances whatsoever exceed One Million Dollars ($1,000,000); and (b) no claim by. Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto. The foregoing limitation of liability shall not apply to Seller’s fraud or to the willful breach by Seller of any representation or warranty under this Agreement or under any document executed and delivered by Seller in connection herewith.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

SELLER

SPI HO II ASSOCIATES, L.P., a California limited partnership			SPI/TSA ARROWHEAD, LLC, an Arizona limited liability company

By:	SPI HOLDINGS, LLC, a Delaware limited liability company, its General Partner		By:	/s/ Dennis J. Wong
Dennis J. Wong Its Manager
	By:	/s/ Dennis J. Wong
		Dennis J.Wong Manager	SPI/BRAINTREE UNIT 5 LIMITED PARTNERSHIP, a Massachusetts limited partnership

SPI/TSA CHULA VISTA, L.P., a California limited partnership			By:	SPI HOLDINGS, LLC, a Delaware limited liability company, its General Partner
By:	SPI HOLDINGS, LLC, a Delaware limited liability company, its General Partner			By:	/s/ Dennis J. Wong
	By:	/s/ Dennis J. Wong			Dennis J.Wong Manager
Dennis J. Wong Manager

[Signatures continued on following page]

BUYER

POWER INTEGRATIONS, INC,

a Delaware corporation

By:	/s/ Clifford Walker
Name:	Clifford Walker
Title:	VICE PRES.

By:	/s/ John Cobb
Name:	John Cobb
Title:	CFO

EXHIBIT A

LIST OF MATERIALS

PROVIDED TO BUYER BY SELLER

DUE DILIGENCE MATERIALS - DOCUMENTS TO BE DELIVERED BY SELLER

OPERATING INFORMATION

1.	Historical financial statements of the Property for calendar years 2001 and 2002 (audited, if available).

2.	Year-to-date unaudited financial statements for the Property.

3.	Current operating and capital budgets of the Property, including comparison of actual to budgeted results and an explanation of significant variances.

4.	Listing of capital expenditures for the Property for the prior three (3) years.

5.	Copies of the prior year’s CAM, Property Tax and Insurance invoices directed to each tenant and/or parties subject to such billings pursuant to the Declaration Agreement, CC&R’s or other similar agreement.

6.	Copies of all service, maintenance, leasing, management or other contracts and all other agreements, warranties and guaranties relating to the operation, use, management or maintenance of the Property.

7.	Copies of real estate tax bills (including special assessments) for the prior three (3) years, including evidence of payment of each.

8.	Aged receivables report through the date of this Agreement and monthly receivables reports for the prior twenty-four (24) months.

9.	Copies of all insurance policies now in effect with respect to the Property, copies of any claims under such policies.

BUILDING INFORMATION

1.	Engineering reports, including foundation, walls, roofs, floors and supports, if any.

2.	Mechanical reports, including HVAC, if any.

3.	Roof reports, if any.

4.	Environmental reports, including soils tests and asbestos reports, if any.

5.	Seismographic reports, if any.

6.	Plans and specifications showing “as built” condition of the Property, if any.

7.	Reports showing compliance with ADA requirements, if any.

8.	Architect’s certificate certifying the square footage of the building, if any.

MISCELLANEOUS

1.	All licenses, permits and approvals for the Property, including, without limitation, certificates of occupancy for the building, conditions for approval of the Parcel Map, and any site development agreement or any other conditions for development of the Property.

2.	Most recent boundary and/or title survey.

3.	Most recent closing binder for the Property, including any current financing documents.

4.	Current Owner’s policy of title insurance for the Property.

5.	Recent photographs of the Property, if any.

6.	Copies of any notices of violations of any federal, state, municipal or other health, fire, building, zoning, safety, environmental protection or other applicable codes, laws, rules, regulations or ordinances relating or applying to the Property, if any.

7.	List of all litigation pending against the Property, against Seller, or any general partner of the Seller which relates to the Property.

8.	Ground Leases, reciprocal easement agreements and other title matters.

EXHIBIT B

APPROVED DRAFT OF AMENDMENT

RECORDING REQUESTED BY AND

WHEN RECORDED RETURN TO:

Morgan Miller Blair

1676 N. California Blvd., Suite 200

Walnut Creek, CA 94596

Attention: Gilbert C. Berkeley

AMENDMENT TO

DECLARATION OF COVENANTS, CONDITIONS

AND RESTRICTIONS RUNNING WITH THE LAND

THIS AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RUNNING WITH THE LAND (this “Amendment”) is made as of April 18, 2003, by LINCOLN-RECP HELLYER OPCO, LLC, a Delaware limited liability company (“Lincoln”) and SPI HO II ASSOCIATES, L.P., a California limited partnership, SPI/TSA ARROWHEAD, LLC, an Arizona limited liability company, SPI/TSA CHULA VISTA L.P., a California limited partnership, and SPI/BRAINTREE UNIT 5 LIMITED PARTNERSHIP, a Massachusetts limited partnership (collectively “SPI”).

RECITALS

A. Lincoln is the Declarant under that certain Declaration of Covenants, Conditions and Restrictions Running with the Land dated as of August 31, 2001 and recorded September 14, 2001 as Document No. 15869541 in the Official Records of Santa Clara County (the “Declaration”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Declaration.

B. Lincoln is the Owner of Parcel I described in the Declaration and, for convenience of reference, also described in Exhibit A attached hereto and incorporated herein by this reference.

C. SPI is the Owner of Parcel II described in the Declaration. Pursuant to a parcel map filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on April 15, 2003 in Book 759 of Maps, at Pages 43 and 44, SPI subdivided Parcel II into two parcels, Parcel A and Parcel B, as described in Exhibit B, attached hereto and incorporated herein by this reference. Parcel A and Parcel B, with the existing buildings and improvements located thereon, are depicted on the site map attached hereto as Exhibit C; which is incorporated herein by this reference.

D. As a consequence of the subdivision of Parcel II into Parcel A and Parcel B, it is appropriate and desirable to amend certain provisions of the Declaration to clarify which of the rights and obligations thereunder that affect Parcel II are to be specific to Parcel A or to Parcel B.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,

Lincoln and SPI, who constitute all of the Owners under the Declaration, hereby amend the Declaration as follows:

1. Section 1.2 is amended to read in full as follows: “Current Parking Space Amount” shall mean, with respect to the Owner of Parcel I, a total of 1248 parking spaces, and with respect to the Owner of Parcel II, a total of 658 parking spaces, of which 440 parking spaces are within Parcel A and 218 parking spaces are within Parcel B.

2. Section 1.5 is amended to read in full as follows: “Maximum Overpark Space Amount” shall mean, with respect to the Owner of Parcel I, a total of 143 parking spaces, and with respect to the Owner of Parcel II, a total of 138 parking spaces, of which 92 are allocated to the Owner of Parcel A and 46 are allocated to the Owner of Parcel B.

3. Section 1.7 defines “Owner” as the record owner of fee simple title to all or any part of a Parcel or the Project, and their successors and assigns. As at the time the Declaration was made it was contemplated that there would be two Owners, and as with the subdivision of Parcel II into Parcel A and Parcel B there can now be three Owners, references in the Declaration to (a) an “Owner” or to “both Owners”, shall be construed, if the context thereof fairly suggests such construction, to refer to all Owners; (b) to the “other Owner” shall be construed, if the context thereof fairly suggests such construction, to refer to the other Owners; and (c) to “either Owner” shall be construed, if the context thereof fairly suggests such construction, to refer to any one Owner.

4. Section 1.8 is amended to read in full as follows: “Parcel” shall mean, individually, Parcel I, Parcel A or Parcel B. Unless otherwise expressly provided, all references to “Parcel II” shall mean each of Parcel A and Parcel B, individually and collectively. Parcel I, Parcel II, Parcel A and Parcel B may at times be referred to herein as the “Parcels.”

5. Section 4.1.1 is amended to read in full as follows: As of the date of this Declaration, there are a total of 1248 parking spaces within Parcel I, 440 parking spaces within Parcel A and 218 parking spaces within Parcel B.

6. Section 7.2.1 is amended by replacing all references therein to “Parcel II” with the phrase “Parcel A and Parcel B”, and Section 7.2 is amended to read in full as follows:

7.2 No Impairment or Reduction. Certain portions of the landscaping irrigation system located on Parcel I serve the landscaping on Parcel A and Parcel B, certain portions of the landscaping irrigation system located on Parcel A and on Parcel B serve the landscaping on Parcel I, certain portions of the landscaping irrigation system located on Parcel A serve the landscaping on Parcel B, and certain portions of the landscaping irrigation system located on Parcel B serve the landscaping on Parcel A. Subject to the terms of Section 7.2.4 below, no Owner shall, nor shall any Owner permit its employees or agents to, reroute or otherwise modify the landscaping irrigation devices located on its Parcel in a manner which would reduce or otherwise impair the irrigation of another Owner’s Parcel.

7. The last sentence of Section 7.2.4(a) shall be replaced by the following:

    In the event an Owner determines that such work is necessary to implement a fair method of landscape irrigation at the Project, each Owner shall proportionately share in the costs of implementing such solution, with two-thirds ( 2/3) of such costs being paid by the Owner of Parcel I, two-ninths ( 2/9) of such costs being paid by the Owner of Parcel A, and one-ninth ( 1/9) of such costs being paid by the Owner of Parcel B (provided that (x) if the Owner of Parcel I elects to conduct such work as provided herein, the

Owner of Parcel A shall not be obligated to contribute more than $10,000 and the Owner of Parcel B shall not be obligated to contribute more than $5,000 toward the costs thereof, (y) if the Owner of Parcel A elects to perform such work, the Owner of Parcel I shall not be obligated to contribute more than $30,000 and the Owner of Parcel B shall not be obligated to contribute more than $5,000 toward the costs thereof, and (z) if the Owner of Parcel B elects to perform such work, the Owner of Parcel I shall not be obligated to contribute more than $30,000 and the Owner of Parcel A shall not be obligated to contribute more than $10,000 toward the costs thereof).

8. Section 8.2.1 is amended to read in full as follows:

8.2.1 Cost Issues; Initial Allocation of Costs.

(a) The parking lot lighting for each Parcel of the Project is not separately metered for each Parcel, and a portion of the parking lot lighting located on Parcel I is served by electrical meters located on Parcel A and Parcel B, such that the Owners of Parcel A and Parcel B pay for a portion of the lighting located on Parcel I. Furthermore, the metered electricity usage for the buildings on Parcel A and Parcel B include not only the lighting in the parking areas, but also lighting in the lobby and elevators of the such buildings. The Owners estimate that approximately 25% of the utility bills for the parking lot lighting, lobby and elevators paid by the Owners of Parcel A and Parcel B represents the cost of parking lot lighting located on Parcel I.

(b) Consequently, the Owner of Parcel I shall pay to each of the Owners of Parcel A and Parcel B an amount equal to 25% of the actual cost payable by such Owner to its electricity provider for the parking lot lighting, lobby and elevators of each building on its respective Parcel. On a monthly basis, the Owners of Parcel A and Parcel B shall each submit to the Owner of Parcel I the monthly invoice from its electricity provider in respect of such separately metered electrical usage, and the Owner of Parcel I shall pay to each of the Owners of Parcel A and Parcel B 25% of its invoice, such payment to be made within fifteen (15) days of receipt of each such invoice by the Owner of Parcel I.

9. The last sentence of Section 8.2.4(a) shall be replaced by the following:

    In the event an Owner determines (after first attempting to agree upon a resolution as referenced herein) that re-routing, re-rewiring and/or the installation of new metering is necessary to achieve a fair allocation of parking lot lighting costs, each Owner shall proportionately share in the cost of implementing such solution, with two-thirds ( 2/3) of such costs being paid by the Owner of Parcel I and one-third ( 1/3) of such costs being paid collectively by the Owners of Parcel A and Parcel B, unless only one of such Parcels is affected thereby, in which event the Owner of such Parcel A or Parcel B shall alone pay one-third ( 1/3) of such costs (provided that if the Owner of Parcel I elects to conduct such work as provided herein, the Owners of Parcel A and B shall not be obligated to contribute more than $20,000 toward the cost of implementing a change to the parking lot lighting system and if the Owner of Parcel A or Parcel B elects to perform such work, the Owner of Parcel I shall not be obligated to contribute more than $40,000 toward the costs of implementing a change to the parking lot lighting system). If pursuant to the foregoing the Owners of Parcel A and Parcel B, together, are to pay one-third ( 1/3) of the costs of re-routing, re-rewiring and/or the installation of new metering, as among them, the Owner of Parcel A shall pay 66.67% of such costs and the Owner of Parcel B shall pay 33.33% of such costs.

10. The last sentence of Section 16.3 is amended by replacing the phrase “If the two Parcels are further subdivided” with the phrase “If the three Parcels are further subdivided”.

11. Unless otherwise expressly provided herein, whenever the Owner of Parcel II is required to pay or reimburse the Owner of Parcel I, such obligation shall be construed as the independent obligation of the Owner of Parcel A, as to 66.67% and the independent obligation of the Owner of Parcel B, as to 33.33%, it being expressly understood that such obligations shall be separate and not joint as to each of the Owners of Parcel A and Parcel B. The foregoing shall affect Section 2.2, Article 9 and other pertinent provisions of the Declaration. By way of example, but not of limitation, at Section 2.2 where it states that “the Owner of Parcel II agrees to pay to the Owner of Parcel I, upon receipt of an invoice therefor, one-third ( 1/3) of the actual costs incurred by the Owner of Parcel I for the maintenance and repair of the Primary Access Area”, such provision shall be construed to require that with respect to such payment of one-third ( 1/3) of the costs, such obligation shall be borne independently by the Owner of Parcel A as to 66.67% and independently by the Owner of Parcel B as to 33.33%.

The original Declaration is hereby ratified and confirmed and all other terms of the original Declaration shall remain full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the original Declaration, the provisions of this Amendment shall prevail. Whether or not specifically amended by the provisions of this Amendment, all of the terms and provisions of the original Declaration are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

IN WITNESS WHEREOF, the Owners have executed this instrument the day and year first hereinabove written.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

(SIGNATURE PAGE TO AMENDMENT)

OWNERS:

As to Parcel I

LINCOLN-RECP HELLYER OPCO, LLC, a Delaware limited liability company

By:	RECP LINCOLN HELLYER HOLDCO, LLC, a Delaware limited liability company

	By:	CF Realty, Inc. a Delaware corporation

By:
Name:
Title:

As to Parcel A and Parcel B (formerly Parcel II)
SPI HO II ASSOCIATES, L.P., a California limited partnership			SPI/TSA ARROWHEAD, LLC, an Arizona limited liability company

By:	SPI HOLDINGS, LLC, a Delaware limited liability company, its General Partner		By:	Dennis J. Wong Its Manager

	By:	Dennis J. Wong Manager	SPl/BRAINTREE UNIT 5 LIMITED PARTNERSHIP, a Massachusetts limited partnership

SPI/TSA CHULA VISTA, L.P., a California limited partnership			By:	SPI HOLDINGS, LLC, a Delaware limited liability company, its General Partner

By:	SPI HOLDINGS, LLC, a Delaware limited liability company, its General Partner			By:	Dennis J. Wong Manager

	By:	Dennis J. Wong Manager

EXHIBIT A

DESCRIPTION OF PARCEL I

A-1

EXHIBIT B

DESCRIPTIONS OF PARCEL A AND PARCEL B

PARCEL A:

All of Parcel A, as shown upon that certain Map entitled, “Parcel Map”, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on April 15, 2003 in Book 759 of Maps, at Pages 43 and 44.

PARCEL B:

All of Parcel B, as shown upon that certain Map entitled, “Parcel Map”, which Map was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on April 15, 2003 in Book 759 of Maps, at Pages 43 and 44.

B-1

EXHIBIT C

SITE MAP

[to be attached]

E-1

SUBORDINATION AND CONSENT OF LENDER

NOTICE: THIS SUBORDINATION AND CONSENT AGREEMENT RESULTS IN YOUR SECURITY INTEREST AND THE LIEN OF YOUR DEED OF TRUST AND THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT(S) IN AND TO THE PARCELS BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN AN EASEMENT GRANTED.

Subordination and Consent of

U.S. Bank National Association

The undersigned, U.S. Bank National Association, a national banking association (“Lender”), hereby consents to the AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RUNNING WITH THE LAND (the “Amendment”) made as of April     , 2003, by LINCOLN-RECP HELLYER OPCO, LLC, a Delaware limited liability company (“Lincoln”) and SPI HO II ASSOCIATES, L.P., a California limited partnership, SPI/TSA ARROWHEAD, LLC, an Arizona limited liability company, SPI/TSA CHULA VISTA L.P., a California limited partnership, and SPI/BRAINTREE UNIT 5 LIMITED PARTNERSHIP, a Massachusetts limited partnership (collectively “SPI”) and hereby further covenants and agrees as follows:

1. Any and all of Lender’s rights, title and interests in and to the Parcel I (as defined in the Declaration referred to in the Amendment) evidenced by that certain Deed of Trust granted by Declarant in favor of Lender, dated as of July 29,1999, and recorded on July 30, 1999, as Instrument No. 14921621 of the Official Records of the County of Santa Clara, California (as subsequently amended, supplemented or otherwise modified, collectively referred to herein as the “Deed of Trust”) are now and shall at all times, in each and every respect, continue to be, subject to and subordinate to the Declaration (as amended by the Amendment); and the Declaration (as amended by the Amendment) shall unconditionally be and at all times remain a lien or charge on Parcel I, prior to and superior to the Deed of Trust and Lender’s interest therein; and

2. If Lender shall become the owner of Parcel I, or Parcel I shall be sold by reason of foreclosure or other proceedings brought to enforce the Deed of Trust, or Parcel I shall be transferred by deed in lieu of foreclosure, the Declaration (as amended by the Amendment) shall continue in full force and effect as between the then owners of the Parcels, their heirs, successors and assigns.

LENDER:

U.S. Bank National Association,

a

By:
Name:
Title:

By:
Name:
Title:

E-1

SUBORDINATION AND CONSENT OF LENDER

NOTICE: THIS SUBORDINATION AND CONSENT AGREEMENT RESULTS IN YOUR SECURITY INTEREST AND THE LIEN OF YOUR DEED OF TRUST AND THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT(S) IN AND TO THE PARCELS BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN AN EASEMENT GRANTED.

Subordination and Consent of

Metropolitan Life Insurance Company

The undersigned, Metropolitan Life Insurance Company, a New York corporation (“Lender”), hereby consents to the AMENDMENT TO DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RUNNING WITH THE LAND (the “Amendment”) made as of             , 2003, by LINCOLN-RECP HELLYER OPCO, LLC, a Delaware limited liability company (“Lincoln”) and SPI HO II ASSOCIATES, L.P., a California limited partnership, SPI/TSA ARROWHEAD, LLC, an Arizona limited liability company, SPI/TSA CHULA VISTA L.P., a California limited partnership, and SPI/BRAINTREE UNIT 5 LIMITED PARTNERSHIP, a Massachusetts limited partnership (collectively “SPI”) and hereby further covenants and agrees as follows:

1. Any and all of Lender’s rights, title and interests in and to Parcel II (as defined in the original Declaration) and Parcel A and Parcel B (as defined in the Amendment) evidenced by that certain Deed of Trust granted by SPI in favor of Lender, dated as of September 14, 2001, and recorded on September 14, 2001, as Instrument No. 15869543 of the Official Records of the County of Santa Clara, California, and amended by First Amendment to Deed of Trust dated April     , 2003 (as so amended and subsequently amended, supplemented or otherwise modified, collectively referred to herein as the “Deed of Trust”) is now and shall at all times, in each and every respect, continue to be, subject to and subordinate to the Declaration (as amended by the Amendment) and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations thereof; and the Declaration (as amended by the Amendment) shall unconditionally be and at all times remain a lien or charge on Parcel A and Parcel B, prior to and superior to the Deed of Trust and Lender’s interest therein; and

2. If Lender shall become the owner of a Parcel, or any Parcel shall be sold by reason of foreclosure or other proceedings brought to enforce the Deed of Trust, or any Parcel shall be transferred by deed in lieu of foreclosure, the Declaration (as amended by the Amendment) shall continue in full force and effect as between the then owners of the Parcels, their heirs, successors and assigns.

LENDER:

Metropolitan Life Insurance Company

a New York corporation

By:
Name:
Title:

By:
Name:
Title:

E-1